Exhibit 99.1

RXi Pharmaceuticals®
Topical Application of Self-delivering RNAi (sd-rxRNA®) Compounds for Reduction of Hyperpigmentation
Melissa Maxwell, Katherine Holton, James Cardia, Richard Looby, Michael Byrne, Karen Bulock
SOCIETY FOR INVESTIGATIVE DERMATOLOGY
Established 1937
Education
Advocacy
Exchange
Foundations for Future Discovery
RXi Pharmaceuticals, Marlborough, MA, 01752 USA
Background
Figure 1: Mechanism of Cellular Gene Silencing
1 RNAi compound administered to tissue
2 RNAi compound enters cells
3 RNAi compound loads into RNA induced silencing complex (RISC)
4 Target mRNA is cut & destroyed, blocking protein expression
Cell membrane
RISC
mRNA
cleaved mRNA
RNA interference (RNAi) is a naturally occurring cellular process. Introduction of short double stranded RNAi compounds into cells can result in association with the RNA induced silencing complex (RISC) to target and degrade complementary mRNA sequences and silence target genes.
Abstract
There are a number of dermal hyperpigmentation disorders that have a potentially negative impact on a person’s psychological well-being. These disorders are caused by an over-production of melanin. The enzyme tyrosinase catalyzes the rate-limiting steps in the production of melanin by melanocytes and inhibition of tyrosinase results in a reduction in pigmentation. We have developed a new class of stable, self-delivering RNAi compounds that incorporate features of RNAi and antisense technology. sd-rxRNAs demonstrate potent activity, stability, and reduced immune stimulation, and are rapidly and efficiently taken up by cells. Tyrosinase-targeting sd-rxRNAs were designed, synthesized, and screened to identify RXI-231, a lead compound for the potential use to improve the appearance of skin. RXI-231 was further tested in normal human embryonic melanocytes and MelanoDerm, a 3-dimensional reconstituted human epidermal culture model. Treatment with RXI-231 resulted in a reduction in tyrosinase mRNA expression, in vitro dopachrome formation, and melanin content in both of these models. Topical application of RNAi compounds targeting skin pigmentation is desirable but notoriously difficult.
Penetration through the stratum corneum is particularly challenging due to the large size and negative charge of the compounds. We have developed a formulation that enables non-invasive epidermal delivery of our compounds using a proprietary mixture of penetration enhancers that can be used in cosmetic or pharmaceutical formulations. Testing in cultured porcine skin explants shows good penetration of fluorescently labeled sd-rxRNA compounds through the stratum corneum and into the epidermis. Efforts are underway to characterize the gene silencing in this model. Human subject testing is planned in early 2017.
Figure 2: sd-rxRNA Incorporates Advanced Features of RNAi and Antisense Technologies
sd-rxRNA Platform
≤15 bp duplex
6 nt & longer tail
= standard and modified bases
= various hydrophobic moleties
= phosphodiester linkages
= phosphorothioate linkages
= other hydrophobic linkages
Single chemically-modified RNA compound
No delivery formulation required
Efficient cellular uptake and gene silencing
Potent, stable, specific
Robust, long lasting in vivo efficacy in multiple tissues
Manufactured under GMP
Improved Drug-Like Properties for Local Therapeutic Applications Also Compatible with Various Systemic Delivery Systems
sd-rxRNAs are asymmetric RNAi compounds comprised of a small duplex region (≤15 base pairs) and a single-stranded phosphorothioate tail (≥ 6 nucleotides). In addition, sd-rxRNA compounds are chemically modified with stabilizing and hydrophobic modifications (e.g. sterol), which confer stability, efficient cellular uptake and reduced inflammatory response.
Results
Figure 3: TYR-targeting sd-rxRNA Compounds in Human Melanocytes Reduce TYR activity and Melanin Content
Dopachrome Levels in Primary Melanocytes
1.4
1.2
1
0.8
0.6
0.4
0.2
0
Dopachrome normalized to viability, relative to NTC
RXI-231
RXI-198
NTC
1uM
0.5uM
0.25uM
Melanin content normalized to viability, relative to
Melanin Content of Primary Melanocytes
1.4
1.2
1
0.8
0.6
0.4
0.2
0
RXI-231
RXI-198
NTC
Characterization of lead compounds was carried out in primary human melanocytes. Tyrosinase enzyme activity was evaluated by measuring dopachrome (a melanin precursor) in a 3-point dose response after 14 days in culture. Cells were treated with sd-rxRNA on days 1 and 7 and had media replenished twice weekly. TYR-targeting sd-rxRNA compounds show a dose-dependent reduction of dopachrome with only 2 weekly doses of compound (a) and a 40-60% reduction in melanin (b).
Figure 4: TYR-targeting sd-rxRNA Compounds in a 3-Dimensional Epidermal Model Reduce TYR mRNA and Melanin Content
a) Tyrosinase mRNA Levels in MelanoDerm TM
Tyrosinase mRNA level (%) Normalized to PPIB Relative to NTC
120%
100%
80%
60%
40%
20%
0%
RXI-231
RXI-198
NTC
5uM
2.5uM
b) Melanin Content,% of NTC
Melanin Content of MelanoDermTM
120%
100%
80%
60%
40%
20%
0%
RXI-231
RXI-198
NTC
Treatment with TYR-targeting sd-rxRNA compounds results in a reduction in TYR mRNA levels as well as melanin content as seen in MelanoDermTM tissues. sd-rxRNA compounds are able to reduce TYR mRNA by 70-80% (a) and melanin content by ~40% (b) after 7 days in culture with media and treatment replenishment every other day.
Figure 5: TYR-targeting sd-rxRNA Compounds in 3-Dimensional Epidermal Model Lead to a Visible Reduction in Pigmentation
RXI-231
RXI-198
NTC
MelanoDermTM (MatTek) tissues were treated with optimized sd-rxRNA compounds at 5 uM in culture media for 14 days with media and treatment replenishment every other day, as per manufacturer’s protocol. After 14 days, tissues were visualized using light microscopy then formalin fixed and paraffin embedded. Transverse sections were cut and Fontana-Masson staining was performed to identify melanin. Tissues treated with TYR targeting sd-rxRNA have fewer pigmented melanocytes and less melanin in the tissues while maintaining the structure of the epidermis.
Property of RXi Pharmaceuticals
Poster #810 S.I.D. Pigmentation & Melanoma April 29, 2017 10:15 a.m.
Figure 6: Penetration of fluorescently labelled sd-rxRNA through stratum corneum of porcine ear skin
A number of formulations were made and tested on porcine ear skin using an ex vivo culture model. For these experiments, 8 mm biopsy punches of skin were seated in transwell culture inserts and placed into 6 well culture dishes containing complete medium. After topical application of the test article, the skin pieces were cultured for 48 hours followed by processing and staining for histological analysis. The final formulation shows significant penetration of fluorescently-labeled sd-rxRNA (red) through the stratum corneum with some dermal delivery.
Figure 7: RXI-231 is not a skin irritant using the MatTek skin irritation model
Average Relative Viability with TYR-targeting sd-rxRNA
Relative Viability
140
120
100
80
60
40
20
0
24 mg/mL topical
12 mg/mL topical
RXI-231
5uM delivered in media
5% SDS in Water
Positive Control
Untreated Control
The RXI-231 formulation was tested in the MatTek EpiDerm skin irritation model. Briefly, the 3 dimensional skin construct is treated with the test article and viability is assessed after 24 hours. Irritancy is predicted if the viability is reduced to lower than 50% of the viability of the negative controls. RXI-231 in formulations showed no reduction in viability.
Consumer testing for irritancy will begin in May 2017. After initial safety is confirmed in human volunteers, RXI-231 will be evaluated in a streamlined consumer test designed to rapidly show proof-of-concept in human skin. The ability of RXI-231 to block UV-induced melanogenesis will be evaluated. While the ultimate goal for the use of RXI-231 is to improve areas of existing hyperpigmentation, UV-induced pigmentation is a way to more rapidly show proof-of-activity of RXI-231.
Conclusions
• TYR-targeting sd-rxRNAs can reduce tyrosinase mRNA levels in primary human melanocytes and 3-dimensional epidermal skin constructs
• Reduction of tyrosinase mRNA levels by sd-rxRNAs leads to a decrease in visible pigmentation and melanin content, in line with the expected mechanism of action of an RNAi compound
• Our proprietary formulation allows for the non-invasive penetration of sd-rxRNA compounds to the epidermal-dermal junction where TYR-producing melanocytes reside
• TYR-targeting sd-rxRNAs may be useful consumer health ingredients for various dermatological conditions including melasma and lentigines
• Consumer testing of RXI-231 will begin in 2017